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                                                                    EXHIBIT 10.3

                           APPLIED FILMS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


         1. PURPOSE. The purpose of the Applied Films Corporation Employee Stock Purchase Plan (the "Plan") is to provide employees of Applied Films Corporation (the "Company") with a further inducement to continue their employment with the Company and to encourage its employees to increase their efforts to promote the best interests of the Company by permitting them to purchase shares of common stock of the Company (the "Shares"), under such circumstances that the purchase qualifies as the exercise of an option granted under an employee stock purchase plan, as defined by Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members who are not eligible to participate in the Plan. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board of Directors. The Committee may establish from time to time such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan shall be final and conclusive. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability, or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person may rely on information furnished in connection with the Plan's administration by any appropriate person or persons.

         3. ELIGIBILITY. Participation under the Plan shall be open to all active employees (the "Eligible Employees") of the Company except: (a) employees who have not been continuously employed by the Company on a full-time basis for at least 12 months at the beginning of an Option Period (as hereinafter defined); (b) employees whose customary employment by the Company is for less than 20 hours per week; and (c) employees whose customary employment by the Company is for not more than 6 months in a calendar year. No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan: (x) if such employee, immediately after receiving the grant of such option rights under the Plan, owns (under the rules of Section 423(b)(3) and 424(d) of the Code) stock possessing five
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percent (5%) or more of the total combined voting power or value of all classes of stock of the Company; or (b) which permit such employee to purchase Shares under this Plan and any other employee stock purchase plan of the Company at option prices aggregating more than Twenty-Five Thousand Dollars ($25,000) of fair market value of such Shares in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.

         4. SHARES AVAILABLE FOR PURCHASE UNDER THE PLAN. Purchases of Shares pursuant to this Plan may be made out of the Company's presently or hereafter authorized but unissued Shares, or from outstanding Shares, or part out of each, as determined by the Board of Directors. The aggregate maximum number of Shares which may be purchased under the Plan is Thirty Thousand (30,000) Shares; subject, however, to adjustment as hereinafter set forth. In the event the Company shall, at any time after the effective date of the Plan, change its issued Shares into an increased number of Shares, with or without par value, through a stock dividend or stock split, or into a decreased number of Shares, with or without par value, through a combination of Shares, then effective with the record date for such change, the maximum number of Shares which thereafter may be purchased under the Plan shall be the maximum number of Shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such stock dividend or split, or proportionately decreased, in the case of such combination of Shares. In the event of any other change affecting Shares, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

         5. EFFECTIVE DATES. This Plan shall become effective on September 5, 1997, provided that the Plan has been properly approved by the shareholders of the Company. The first Option Period under the Plan shall commence on January 1, 1998, and end on March 31, 1998. Thereafter, so long as the Plan remains in effect, a new Option Period shall commence on the first day of each fiscal quarter year of the Company and end on the last day of such fiscal quarter year.

         6. PARTICIPATION. An employee of the Company who is an Eligible Employee at or prior to the first day of any Option Period may become a Participant as of such date by: (a) at least ten (10) days prior to such date, completing and delivering a payroll deduction Authorization Form (the "Authorization") to the Company's payroll department; and/or (b) at least thirty (30) days prior to the last day of the Option Period, completing and delivering to the Company a lump sum payment form furnished by the Company, accompanied by payment to the Company in the amount of the lump sum to be credited to the Eligible Employee's Purchase Account (defined in Section 7). The Authorization will direct a regular





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payroll deduction from the Participant's compensation to be made on each of the
Participant's pay dates occurring during each Option Period in which he or she is a Participant.

         7. PAYROLL DEDUCTIONS AND LUMP SUM PAYMENTS. The Company will maintain payroll deduction accounts for all employees who are Participants and who have filed Authorizations. Payments made by Participants, whether by payroll deduction or lump sum payment, shall be credited to the Participant's Stock Purchase Account (the "Purchase Account"). No amounts other than payroll deductions and lump sum payments authorized under this Plan may be credited to a Participant's Purchase Account. A Participant may authorize a payroll deduction in any amount not less than Five Hundred Dollars ($500) in any calendar year, provided, however, in no event shall payment of any kind for credit to a Purchase Account by or on behalf of any Participant aggregate more than Ten Thousand Dollars ($10,000) in any calendar year.

         8. CHANGES IN PAYROLL DEDUCTION. Payroll deductions shall be made for each Participant in accordance with the Participant's Authorization and shall continue until the Participant's participation terminates, the Authorization is revised or revoked, or the Plan terminates. A Participant may, as of the beginning of any Option Period, increase or decrease the Participant's payroll deduction within the limits specified in Section 7 by filing a new Authorization at least ten (10) days prior to the beginning of such Option Period.

         9. TERMINATION OF PARTICIPATION-WITHDRAWAL OF FUNDS. A Participant may for any reason and at any time, on written notice given to the Company prior to the Participant's last pay date in any Option Period, elect to terminate his or her participation in the Plan and permanently draw out the balance accumulated in his or her Purchase Account. Upon any such termination by a Participant, he or she shall cease to be a Participant, his or her Authorization shall be revoked effective upon receipt, and the amount to his or her credit in his or her Purchase Account (exclusive of accounts payable in respect of the exercise of any option to purchase Shares theretofore granted under the Plan), as well as any unauthorized payroll deductions made after such revocation, without interest, shall be promptly refunded in cash to the Employee. An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again only after the expiration of three (3) of the Company's full fiscal quarters after such termination and withdrawal of funds occurred. Partial withdrawals of funds shall not be permitted.

         10. PURCHASE OF SHARES. During each Option Period while this Plan remains in effect, each Participant shall be granted an option as of the last business day of that Option Period ("Purchase Date") for the purchase of as many full Shares, but not less than one (1) full share, as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates





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participation as provided in Section 9.  The purchase price for each Share purchased shall be eighty-five percent (85%) of the fair market value of a Share on the Purchase Date where fair market value means the closing sale price reported on the NASDAQ National Market System on the Purchase Date. If no closing sale price is reported on the NASDAQ National Market System on the Purchase Date, the purchase price shall be the closing sale price on the next preceding day on which such price is reported. If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher
full cent.   If, as of each Purchase Date, the Participant's Purchase Account contains sufficient funds to purchase at least one (1) or more full Shares, the Participant shall be deemed to have exercised an option to purchase all such Shares at the purchase price; the Participant's Purchase Account shall be charged for the amount of the purchase; and a stock certificate shall be issued to the Participant. As of each subsequent Purchase Date when sufficient funds have again accrued in the Participant's Purchase Account to purchase one (1) or more Shares, Shares will be purchased in the same manner. Any balance remaining in a Participant's Purchase Account after a Purchase Date will be carried forward into the following Option Period. Notwithstanding the foregoing, any balance remaining in a Purchase Account at the termination of the Plan will be automatically refunded to the Participant in accordance with
Section 17.

         11. REGISTRATION OF CERTIFICATES. Certificates may be registered only in the name of the Participant.

         12. RIGHTS AS A SHAREHOLDER. None of the rights or privileges of a shareholder of the Company shall exist with respect to Shares purchased under this Plan unless and until certificates representing such Shares shall have been issued.

         13. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a Participant's retirement, death or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time, and the balance in the Participant's Purchase Account shall be paid to the Participant or, in the event of the Participant's death, to the Participant's estate.

         14. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

         15. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be commingled with other funds and may be used by the Company for any corporate purpose.





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         16.     AMENDMENT OF THE PLAN.  The Board of Directors of the Company
may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of the Company's shareholders, no amendment shall be made: (a) increasing the number of Shares approved for purchase under this Plan (other than as provided in Section 4); (b) decreasing the Purchase Price per Share; or (c) changing the eligibility requirements for participation in this Plan.

         17. TERMINATION OF THE PLAN. Unless sooner terminated as hereinafter provided, this Plan shall terminate on September 5, 2007.
The Company may, by action of its Board of Directors, terminate the Plan at any time. Notice of termination shall be given to all then Participants, but any failure to give such notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participants shall be promptly refunded to the applicable participants.

         18. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares. If, at any time, Shares deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such Shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such Shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.

                                 CERTIFICATION

         The foregoing Plan was duly adopted by the Board of Directors on the 5th day of September, 1997, subject to approval by the Company's shareholders.

                                        ________________________________________
                                        SECRETARY
                                        APPLIED FILMS CORPORATION





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